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                                                                    EXHIBIT 10.1
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[LOGO]  BANK OF AMERICA                                   AMENDMENT TO DOCUMENTS
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                   AMENDMENT NO. 4 TO BUSINESS LOAN AGREEMENT


         This Amendment No. 4 (the "Amendment") dated as of May 15, 1996, is between BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (the "Bank") and COHU, INC. (the "Borrower").

                                    RECITALS

         A. The Bank and the Borrower entered into a certain Business Loan Agreement dated as of June 11, 1994, as previously amended (the "Agreement").

         B. The Bank and the Borrower desire to further amend the Agreement.


                                    AGREEMENT

         1. DEFINITIONS. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

         2. AMENDMENTS. The Agreement is hereby amended as follows:

            2.1 In subparagraph 1.1(a) of the Agreement, the amount "Five Million Dollars ($5,000,000)" is substituted for the amount "Three Million Dollars ($3,000,000)."

            2.2 In Paragraph 1.2 of the Agreement, the date "May 1, 1998" is substituted for the date "May 31, 1996."

            2.3 Subparagraphs 1.1 (b) and (c) of the Agreement are amended to read in their entirety as follows:

                  (b) This is a revolving line of credit with within line
                      facilities for the issuance by the Bank's London Branch of a performance bank guaranty for the account of the Borrower (the "PBG") and letters of credit. During the availability period, the Borrower may repay principal amounts and reborrow them.

                  (c) The Borrower agrees not to permit the outstanding
                      principal balance of the line of credit plus the stated amount of the PBG, including amounts paid under the PBG not yet reimbursed, plus the outstanding amounts of any letters of credit, including amounts drawn on letters of credit and not yet reimbursed, to exceed the Facility No. 1 Commitment.

            2.4 A new Paragraph 1.5A is added to the Agreement, which reads in its entirety as follows:

                  1.5A LETTERS OF CREDIT. This line of credit may be used for financing:

                           (i) commercial letters of credit with a maximum maturity of 365 days but not to extend more than 180 days beyond the Facility No. 1 Expiration Date. Each commercial letter of credit will require drafts payable at sight.

                           (ii) standby letters of credit with a maximum maturity of 365 days but not to extend more than 180 days beyond the Facility No. 1 Expiration Date.

                           (iii) The amount of letters of credit outstanding at any one time, (including amounts drawn on letters of credit and not yet reimbursed), may not exceed Two Hundred Fifty Thousand Dollars ($250,000).

                  The Borrower agrees:

                  (a) any sum drawn under a letter of credit may, at the option of the Bank, be added to the principal amount outstanding under this Agreement. The amount will bear interest and be due as described elsewhere in this Agreement.
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                  (b)  if there is a default under this Agreement, to
                       immediately prepay and make the Bank whole for any outstanding letters of credit.

                  (c) the issuance of any letter of credit and any amendment to a letter of credit is subject to the Bank's written approval and must be in form and content satisfactory to the Bank and in favor of a beneficiary acceptable to the Bank.

                  (d) to sign the Bank's form Application and Agreement for Commercial Letter of Credit or Application and Agreement for Standby Letter of Credit.

                  (e) to pay any issuance and/or other fees that the Bank notifies the Borrower will be charged for issuing and processing letters of credit for the Borrower.

                  (f) to allow the Bank to automatically charge its checking account for applicable fees, discounts, and other charges.

            2.5 In subparagraph 7.2(a) of the Agreement, the term "90 days" is substituted for the term "150 days."

            2.6 In subparagraph 7.2(c) of the Agreement, the term "90 days" is substituted for the term "150 days."

            2.7 Paragraph 7.3 of the Agreement is amended to read in its entirety as follows:

                  "7.3 QUICK RATIO. To maintain on a consolidated basis a ratio of quick assets to current liabilities of at least 1.20:1.00, measured quarterly.

                  'Quick assets' means cash, short-term cash investments, net trade receivables and marketable securities not classified as long-term investments."

            2.8 In Paragraph 7.4 of the Agreement, the amount "Sixty Five Million Dollars ($65,000,000)" is substituted for the amount "Thirty Million Dollars ($30,000,000)."

            2.9 The first sentence of Paragraph 7.5 of the Agreement is amended to read as follows:

                  "To maintain on a consolidated basis a ratio of total liabilities to tangible net worth not exceeding .60:1.00, measured on a quarterly basis."

            2.10  Paragraph 7.6 of the Agreement is deleted in its entirety.


         3. EFFECT OF AMENDMENT. Except as provided in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

            This Amendment is executed as of the date stated at the beginning of this Amendment.





BANK OF AMERICA
NATIONAL TRUST AND SAVINGS                   COHU, INC.
ASSOCIATION


/s/ Paul M. Tuomainen                        /s/ Charles A. Schwan
- -----------------------------                -----------------------------------
BY: PAUL M. TUOMAINEN                        BY:   CHARLES A. SCHWAN, PRESIDENT
JR., VICE PRESIDENT                                AND CHIEF EXECUTIVE OFFICER




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[LOGO]  Bank of America
     National Trust and Savings Association              Business Loan Agreement

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This Agreement dated as of 6-11-1994, is between Bank of America National Trust and Savings Association (the "Bank") and Cohu, Inc. (the "Borrower").

1.   FACILITY NO. 1: LINE OF CREDIT AMOUNT AND TERMS

1.1  LINE OF CREDIT AMOUNT.

(a) During the availability period described below, the Bank will provide a line of credit to the Borrower. The amount of the line of credit (the "Facility No. 1" Commitment) is Three Million Dollars Dollars ($3,000,000).

(b) This is a revolving line of credit with a within line facility for the issuance by the Bank's London Branch of a performance bank guaranty for the account of the Borrower (the "PBG"). During the availability period, the Borrower may repay principal amounts and reborrow them.

(c) The Borrower agrees not to permit the outstanding principal balance of the line of credit plus the stated amount of the PBG, including amounts paid under the PBG not yet reimbursed, to exceed the Facility No. 1 Commitment.

1.2  AVAILABILITY PERIOD.

The line of credit is available between the date of this Agreement and April 30, 1996 (the "Facility No. 1 Expiration Date") unless the Borrower is in default.

1.3  INTEREST RATE.

(a)  The Facility No. 1 interest rate is the Bank's Reference Rate.

(b) The Reference Rate is the rate of interest publicly announced from time to time by the Bank in San Francisco, California, as its Reference Rate. The Reference Rate is set by the Bank based on various factors, including the Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans. The Bank may price loans to its customers at, above, or below the Reference Rate. Any change in the Reference Rate shall take effect at the opening of business on the day specified in the public announcement of a change in the Bank's Reference Rate.

1.4  REPAYMENT TERMS.

(a) The Borrower will pay interest on June 30, 1994, and then monthly thereafter until payment in full of any principal outstanding under this line of credit.

(b) The Borrower will repay in full all principal and any unpaid interest or other charges outstanding under this line of credit no later than the Expiration Date.

1.5 PERFORMANCE BANK GUARANTY. This line of credit may be used for financing the PBG issued at the Bank's London Branch for the account of the Borrower in favor of Eastern Bechtel Corporation in the stated amount of Ninety Six Thousand Twenty One Dollars and 90/100 ($96,021.90) with a maximum maturity of June 27, 1997.
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The Borrower agrees:

(a) any amount paid by the Bank under the PBG may be added to the principal amount outstanding under the Facility No. 1 Commitment of this Agreement. The amount will bear interest and be due as described elsewhere in this Agreement.

(b) if there is a default under this Agreement, to immediately prepay and make the Bank whole for the outstanding PBG.

(c) to sign all documentation required by the Bank's London Branch for the issuance of the PBG.

(d) to pay any issuance and/or other fees that the Bank notifies the Borrower will be charged for issuing the PBG.

2.   FACILITY NO. 2: LINE OF CREDIT AMOUNT AND TERMS

2.1  LINE OF CREDIT AMOUNT.

(a) During the availability period described below, the Bank will provide a line of credit to the Borrower. The amount of the line of credit (the "Facility No. 2 Commitment") is Six Million Dollars ($6,000,000).

(b) This is a non-revolving line of credit with a term repayment option. Any amount borrowed, even if repaid before the end of the availability period, permanently reduces the remaining available line of credit.

(c) The Borrower agrees not to permit the outstanding principal balance of the line of credit to exceed the Facility No. 2 Commitment.

2.2  AVAILABILITY PERIOD.

The line of credit is available between the date of this Agreement and September 30, 1994 (the "Facility No. 2 Expiration Date") unless the Borrower is in default.

2.3  INTEREST RATE.

(a) Unless the Borrower elects an optional interest rate as described below, the Facility No. 2 interest rate is the Bank's Reference Rate plus .25 of a percentage points.

2.4  REPAYMENT TERMS.

(a) The Borrower must reduce the Facility No. 2 outstandings to no greater than Five Million Dollars ($5,000,000) prior to term out of Facility No. 2.

(b) The Borrower will pay interest on June 30, 1994, and then monthly thereafter until payment in full of any principal outstanding under this line of credit.

(c) The Borrower will repay the principal amount outstanding on the Facility No. 2 Expiration Date in 48 successive equal monthly installments starting October 30, 1994. On September 30, 1998, the Borrower will repay the remaining principal balance plus any interest then due.

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(d)  The Borrower may prepay the loan in full or in part at any time. The prepayment will be applied to the most remote installment of principal due under this Agreement.

2.6 OPTIONAL INTEREST RATES. Instead of the interest rate based on the Bank's Reference Rate, the Borrower may elect to have all or portions of the line of credit (during the availability period) bear interest at the rate(s) described below during an interest period agreed to by the Bank and the Borrower. Each interest rate is a rate per year. Interest will be paid on the last day of each month during the interest period. At the end of any interest period, the interest rate will revert to the rate based on the Reference Rate, unless the Borrower has designated another optional interest rate for the portion.

2.7 LONG TERM RATE. The Borrower may elect to have all or portions of the principal balance of the line of credit bear interest at the Long Term Rate, subject to the following requirements:

(a) The interest period during which the Long Term Rate will be in effect will be one year or more. The interest period must begin on or after the last day of the availability period specified above.

(b) The "Long Term Rate" means the fixed interest rate the Bank and the Borrower agree will apply to the portion during the applicable interest period.

(c) Each Long Term Rate portion will be for an amount not less than One Million Dollars ($1,000,000).

(d) Any portion of the principal balance of the line of credit already bearing interest at the Long Term Rate will not be converted to a different rate during its interest period.

(e) The Borrower may prepay the Long Term Rate portion in whole or in part in the minimum amount of One Hundred Thousand Dollars ($100,000). The Borrower will give the Bank irrevocable written notice of the Borrower's intention to make the prepayment, specifying the date and amount of the prepayment. The notice must be received by the Bank at least 5 banking days in advance of the prepayment. All prepayments of principal on the Long Term Rate portion will be applied on the most remote principal installment or installments then unpaid.

(f) Each prepayment of a Long Term Rate portion, whether voluntary, by reason of acceleration or otherwise, will be accompanied by payment of all accrued interest on the amount of the prepayment and the prepayment fee described below.

(g) The prepayment fee will be the sum of fees calculated separately for each Prepaid Installment, as follows:

     (i) The Bank will first determine the amount of interest which would have accrued each month for the Prepaid Installment had it remained outstanding until the applicable Original Payment Date, using the Long Term Rate;

     (ii) The Bank will then subtract from each monthly interest amount determined in (i), above, the amount of interest which would accrue for that Prepaid Installment if it were reinvested from the date of prepayment through the Original Payment Date, using the following rate:

          (A) If the Original Payment Date is more than 5 years after the date of prepayment: the Treasury Rate plus one-quarter of one percentage point;


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          (B)  If the Original Payment Date is 5 years or less after the date of prepayment: the Money Market Rate.

     (iii) If (i) minus (ii) for the Prepaid Installment is greater than zero, the Bank will discount the monthly differences to the date of prepayment by the rate used in (ii) above. The sum of the discounted monthly differences is the prepayment fee for that Prepaid Installment.

(h) The following definitions will apply to the calculation of the prepayment fee:

     "Money Market" means the domestic certificate of deposit market, the Eurodollar deposit market or other appropriate money market selected by the Bank.

     "Money Market Rate" means the fixed interest rate per annum which the Bank determines could be obtained by reinvesting a specified Prepaid Installment in the Money Market from the date of prepayment through the Original Payment Date.

     "Original Payment Dates" mean the dates on which principal of the Long Term Rate portion would have been paid if there had been no prepayment. If a portion of the principal would have been paid later than the end of the interest period in effect at the time of prepayment, then the Original Payment Date for that portion will be the last day of the interest period.

     "Prepaid Installment" means the amount of the prepaid principal of the Long Term Rate portion which would have been paid on a single Original Payment Date.

     "Treasury Rate" means the interest rate yield for U.S. Government Treasury Securities which the Bank determines could be obtained by reinvesting a specified Prepaid Installment in such securities from the date of prepayment through the Original Payment Date.

(i) The Bank may adjust the Treasury Rate and Money Market Rate to reflect the compounding, accrual basis, or other costs of the Long Term Rate portion. Each of the rates is the Bank's estimate only and the Bank is under no obligation to actually reinvest any prepayment. The rates will be based on information from either the Telerate or Reuters information services, The Wall Street Journal, or other information sources the Bank deems appropriate.

3. UNUSED COMMITMENT FEE (FACILITY NO. 1). The Borrower agrees to pay a fee on any difference between the Facility No. 1 Commitment and the amount of credit it actually uses, determined by the weighted average loan balance maintained during the specified period. The fee will be calculated at .125% per year. This fee is due on July 31, 1994 and quarterly thereafter until the Facility No. 1 Expiration Date.

4.  DISBURSEMENTS, PAYMENTS AND COSTS

4.1 REQUESTS FOR CREDIT. Each request for an extension of credit will be made in writing in a manner acceptable to the Bank, or by another means acceptable to the Bank.

4.2 DISBURSEMENTS AND PAYMENTS. Each disbursement by the Bank and each payment by the Borrower will be:

(a) made at the Bank's branch (or other location) selected by the Bank from time to time;

(b) made for the account of the Bank's branch selected by the Bank from time to time;

(c) made in immediately available funds, or such other type of funds selected by the Bank;

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(d) evidenced by records kept by the Bank. In addition, the Bank may, at its discretion, require the Borrower to sign one or more promissory notes.

4.3  TELEPHONE AUTHORIZATION.

(a) The Bank may honor telephone instructions for advances or repayments or for the designation of optional interest rates given by any one of the individuals authorized to sign loan agreements on behalf of the Borrower, or any other individual designated by any one of such authorized signers.

(b) Advances will be deposited in and repayments will be withdrawn from the Borrower's account number 14505-50312, or such other of the Borrower's accounts with the Bank as designated in writing by the Borrower.

(c) The Borrower indemnifies and excuses the Bank (including its officers, employees, and agents) from all liability, loss, and costs in connection with any act resulting from telephone instructions it reasonably believes are made by any individual authorized by the Borrower to give such instructions.

4.4  DIRECT DEBIT.

(a) The Borrower agrees that interest, principal payments and any fees will be deducted automatically on the due date from checking account number 14505-50312.

(b) The Bank will debit the account on the dates the payments become due. If a due date does not fall on a banking day, the Bank will debit the account on the first banking day following the due date.

(c) The Borrower will maintain sufficient funds in the account on the dates the Bank enters debits authorized by this Agreement. If there are insufficient funds in the account on the date the Bank enters any debit authorized by this Agreement, the debit will be reversed.

4.5 BANKING DAYS. Unless otherwise provided in this Agreement, a banking day is a day other than a Saturday or a Sunday on which the Bank is open for business in California. All payments and disbursements which would be due on a day which is not a banking day will be due on the next banking day. All payments received on a day which is not a banking day will be applied to the credit on the next banking day.

4.6 TAXES. The Borrower will not deduct any taxes from any payments it makes to the Bank. If any government authority imposes any taxes on any payments made by the Borrower, the Borrower will pay the taxes and will also pay to the Bank, at the time interest is paid, any additional amount which the Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such taxes had not been imposed. Upon request by the Bank, the Borrower will confirm that it has paid the taxes by giving the Bank official tax receipts (or notarized copies) within 30 days after the due date. However, the Borrower will not pay the Bank's net income taxes.

4.7 INTEREST CALCULATION. Except as otherwise stated in this Agreement, all interest and fees, if any, will be computed on the basis of a 360-day year and the actual number of days elapsed. This results in more interest or a higher fee than if a 365-day year is used.

4.8 INTEREST ON LATE PAYMENTS. At the Bank's sole option in each instance, any amount not paid when due under this Agreement (including interest) shall bear interest from the due date at the Bank's Reference Rate plus 1.00 percentage point. This may result in compounding of interest.

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4.9  DEFAULT RATE. Upon the occurrence and during the continuation of any default under this Agreement, advances under this Agreement will at the option of the Bank bear interest at a rate per annum which is 2.00 percentage points higher than the rate of interest otherwise provided under this Agreement. This will not constitute a waiver of any default.

5. CONDITIONS

The Bank must receive the following items, in form and content acceptable to the Bank, before it is required to extend any credit to the Borrower under this
Agreement:

5.1 AUTHORIZATIONS. Evidence that the execution, delivery and performance by the Borrower (and any guarantor) of this Agreement and any instrument or agreement required under this Agreement have been duly authorized.

5.2 OTHER ITEMS. Any other items that the Bank reasonably requires.

6.  REPRESENTATIONS AND WARRANTIES

When the Borrower signs this Agreement, and until the Bank is repaid in full, the Borrower makes the following representations and warranties. Each request for an extension of credit constitutes a renewed representation.

6.1 ORGANIZATION OF BORROWER. The Borrower is a corporation duly formed and existing under the laws of the state where organized.

6.2 AUTHORIZATION. This Agreement, and any instrument or agreement required hereunder, are within the Borrower's powers, have been duly authorized, and do not conflict with any of its organizational papers.

6.3 ENFORCEABLE AGREEMENT. This Agreement is a legal, valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms, and any instrument or agreement required hereunder, when executed and delivered, will be similarly legal, valid, binding and enforceable.

6.4 GOOD STANDING. In each state in which the Borrower does business, it is properly licensed, in good standing, and, where required, in compliance with fictitious name statutes.

6.5 NO CONFLICTS. This Agreement does not conflict with any law, agreement, or obligation by which the Borrower is bound.

6.6 FINANCIAL INFORMATION. All financial and other information that has been or will be supplied to the Bank is:

(a) sufficiently complete to give the Bank accurate knowledge of the Borrower's (and any guarantor's) financial condition.

(b)  in form and content required by the Bank.

(c)  in compliance with all government regulations that apply.

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6.7 LAWSUITS. There is no lawsuit, tax claim or other dispute pending or threatened against the Borrower, which, if lost, would impair the Borrower's financial condition or that of the Borrower's business, or would impair the Borrower's ability to repay the loan, except as have been disclosed in writing to the Bank.

6.8 OTHER OBLIGATIONS. The Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

6.9 INCOME TAX RETURNS. The Borrower has no knowledge of any pending assessments or adjustments of its income tax for any year.

6.10 NO EVENT OF DEFAULT. There is no event which is, or with notice or lapse of time or both would be, a default under this Agreement.

6.11 ERISA PLANS.

(a) The Borrower has fulfilled its obligations, if any, under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and has not incurred any liability with respect to any Plan under Title IV of ERISA.

(b) No reportable event has occurred under Section 4043(b) of ERISA for which the PBGC requires 30 day notice.

(c) No action by the Borrower to terminate or withdraw from any Plan has been taken and no notice of intent to terminate a Plan has been filed under
     Section 4041 of ERISA.

(d) No proceeding has been commenced with respect to a Plan under Section 4042 of ERISA, and no event has occurred or condition exists which might constitute grounds for the commencement of such a proceeding.

(e)  The following terms have the meanings indicated for purposes of this
     Agreement:

     (i) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     (ii) "ERISA" means the Employee Retirement Income Act of 1974, as amended from time to time.

     (iii) "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

     (iv) "Plan" means any employee pension benefit plan maintained or contributed to by the Borrower and insured by the Pension Benefit Guaranty Corporation under Title IV of ERISA.

6.12 LOCATION OF BORROWER. The Borrower's place of business (or, if the Borrower has more than one place of business, its chief executive office) is located at the address listed under the Borrower's signature on this Agreement.

7. COVENANTS

The Borrower agrees, so long as credit is available under this Agreement and until the Bank is repaid in full:


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7.1 USE OF PROCEEDS. To use the proceeds of Facility No. 1 for short term working capital needs and of Facility No. 2 to finance the acquisition of Daymarc Corporation for Facility No. 2.

7.2 FINANCIAL INFORMATION. To provide the following financial information and statements and such additional information as requested by the Bank from time to time:

(a) Within 150 days of the Borrower's fiscal year end, the Borrower's annual financial statements. These financial statements must be audited (with an unqualified opinion) by a Certified Public Accountant ("CPA") acceptable to the Bank. The statements shall be prepared on a consolidated basis.

(b) Within 45 days of the period's end, the Borrower's quarterly financial statements. These financial statements may be Borrower prepared. The statements shall be prepared on a consolidating and consolidated basis.

(c) Within 150 days after the filing with the Securities and Exchange Commission, copies of the Borrower's Form 10-K Annual Report.

(d) Within 60 days after the filing with the Securities and Exchange Commission, copies of the Borrower's Form 10-Q Quarterly Report.

7.3 WORKING CAPITAL. To maintain on a consolidated basis current assets in excess of current liabilities by at least Twenty Million Dollars ($20,000,000).

7.4 TANGIBLE NET WORTH. To maintain on a consolidated basis tangible net worth equal to at least Thirty Million Dollars ($30,000,000), increasing by not less than 50% of net profit after taxes, measured annually.

"Tangible net worth" means the gross book value of the Borrower's assets (excluding goodwill, patents, trademarks, trade names, organization expense, treasury stock, unamortized debt discount and expense, deferred research and development costs, deferred marketing expenses, and other like intangibles) less total liabilities, including but not limited to accrued and deferred income taxes, and any reserves against assets.

7.5 TOTAL LIABILITIES TO TANGIBLE NET WORTH RATIO. To maintain on a consolidated basis a ratio of total liabilities to tangible net worth not exceeding .6:1.0 through 12/31/94 and .5:1.0 thereafter.

"Total liabilities" means the sum of current liabilities plus long term liabilities.

7.6 DEBT SERVICE COVERAGE RATIO. To maintain on a consolidated basis a Debt Service Coverage Ratio of at least 2.5:1.0.

"Debt Service Coverage Ratio" means the ratio of net profits after taxes plus depreciation, amortization and interest expense to the current portion of long-term debt plus interest expense and dividends.

7.7 OTHER DEBTS. Borrower or any wholly owned subsidiary not to have outstanding or incur any direct or contingent debts (other than those to the Bank), or become liable for the debts of others without the Bank's written consent. This does not prohibit:

(a)  Acquiring goods, supplies, or merchandise on normal trade credit.

(b)  Endorsing negotiable instruments received in the usual course of business.

(c)  Obtaining surety bonds in the usual course of business.


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7.8 OTHER LIENS. Not to create, assume, or allow any security interest or lien
(including judicial liens) on property the Borrower now or later owns, except:

(a)  Deeds of trust and security agreements in favor of the Bank.

(b)  Liens for taxes not yet due.

7.9 CAPITAL EXPENDITURES. Not to spend (including the total amount of any capital leases) more than Two Million Dollars ($2,000,000) in fiscal years 1994 and 1995 and Two Million Five Hundred Thousand Dollars ($2,500,000) in fiscal years 1996 and 1997 to acquire fixed or capital assets.

7.10 NOTICES TO BANK. To promptly notify the Bank in writing of:

(a) any lawsuit over Five Million Dollars ($5,000,000) against the Borrower (or any guarantor).

(b) any substantial dispute between the Borrower (or any guarantor) and any government authority.

(c)  any failure to comply with this Agreement.

(d) any material adverse change in the Borrower's (or any guarantor's) financial condition or operations.

(e) any change in the Borrower's name, legal structure, place of business, or chief executive office if the Borrower has more than one place of business.

7.11 BOOKS AND RECORDS. To maintain adequate books and records.

7.12 AUDITS. To allow the Bank and its agents to inspect the Borrower's properties and examine, audit and make copies of books and records at any reasonable time. If any of the Borrower's properties, books or records are in the possession of a third party, the Borrower authorizes that third party to permit the Bank or its agents to have access to perform inspections or audits and to respond to the Bank's requests for information concerning such properties, books and records.

7.13 COMPLIANCE WITH LAWS. To comply with the laws (including any fictitious name statute), regulations, and orders of any government body with authority over the Borrower's business.

7.14 PRESERVATION OF RIGHTS. To maintain and preserve all rights, privileges, and franchises the Borrower now has.

7.15 MAINTENANCE OF PROPERTIES. To make any repairs, renewals, or replacements to keep the Borrower's properties in good working condition.

7.16 COOPERATION. To take any action requested by the Bank to carry out the intent of this Agreement.

7.17 GENERAL BUSINESS INSURANCE. To maintain insurance as is usual for the business it is in.

7.18 ADDITIONAL NEGATIVE COVENANTS. Not to, without the Bank's written consent:

(a) engage in any business activities substantially different from the Borrower's present business.

(b)  liquidate or dissolve the Borrower's business.


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                                      -9-

(c) enter into any consolidation, merger, pool, joint venture, syndicate, or other combination.

(d) lease, or dispose of all or a substantial part of the Borrower's business or the Borrower's asset.

(e)  acquire or purchase a business or its assets.

(f)  sell or otherwise dispose of its subsidiaries.

(g)  voluntarily suspend its business for more than 5 days in any 30 day period.

7.19 ERISA PLANS. To give prompt written notice to the Bank of:

(a) The occurrence of any reportable event under Section 4043(b) of ERISA for which the PBGC requires 30 day notice.

(b) Any action by the Borrower to terminate or withdraw from a Plan or the filing of any notice of intent to terminate under Section 4041 of ERISA.

(c) Any notice of noncompliance made with respect to a Plan under Section 4041(b) of ERISA.

(d) The commencement of any proceeding with respect to a Plan under Section 4042 of ERISA.

8. HAZARDOUS WASTE INDEMNIFICATION

The Borrower will indemnify and hold harmless the Bank from any loss or liability directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance. This indemnity will apply whether the hazardous substance is on, under or about the Borrower's property or operations or property leased to the Borrower. The indemnity includes but is not limited to attorneys' fees (including the reasonable estimate of the allocated cost of in-house counsel and staff). The indemnity extends to the Bank, its parent, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys and assigns. For these purposes, the term "hazardous substances" means any substance which is or becomes designated as "hazardous" or "toxic" under any federal, state or local law. This indemnity will survive repayment of the Borrower's obligations to the Bank.

9. DEFAULT

If any of the following events occur, the Bank may do one or more of the following: declare the Borrower in default, stop making any additional credit available to the Borrower, and require the Borrower to repay its entire debt immediately and without prior notice. If an event of default occurs under the paragraph entitled "Bankruptcy," below, with respect to the Borrower, then the entire debt outstanding under this Agreement will automatically be due immediately.

9.1 FAILURE TO PAY. The Borrower fails to make a payment under this Agreement when due.

9.2 FALSE INFORMATION. The Borrower has given the Bank false or misleading information or representations.


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                                      -10-

9.3 BANKRUPTCY. The Borrower (or any guarantor) files a bankruptcy petition, a bankruptcy petition is filed against the Borrower (or any guarantor), or the Borrower (or any guarantor) makes a general assignment for the benefit of creditors.

9.4 RECEIVERS. A receiver or similar official is appointed for the Borrower's (or any guarantor's) business, or the business is terminated.

9.5 LAWSUITS. Any lawsuit or lawsuits are filed on behalf of one or more trade creditors against the Borrower in an aggregate amount of Five Million Dollars ($5,000,000) or more.

9.6 JUDGMENTS. Any judgments or arbitration awards are entered against the Borrower (or any guarantor), or the Borrower (or any guarantor) enters into any settlement agreements with respect to any litigation or arbitration, in an aggregate amount of Two Million Dollars ($2,000,000) or more.

9.7 GOVERNMENT ACTION. Any government authority takes action that the Bank believes materially adversely affects the Borrower's (or any guarantor's) financial condition or ability to repay.

9.8 MATERIAL ADVERSE CHANGE. A material adverse change occurs in the Borrower's (or any guarantor's) financial condition, properties or prospects, or ability to repay the loan.

9.9 CROSS-DEFAULt. Any default occurs under any agreement in connection with any credit the Borrower (or any guarantor) has obtained from anyone else or which the Borrower (or any guarantor) has guaranteed.

9.10 OTHER BANK AGREEMENTS. The Borrower (or any guarantor) fails to meet the conditions of, or fails to perform any obligation under any other agreement the Borrower (or any guarantor) has with the Bank or any affiliate of the Bank.

9.11 ERISA Plans. The occurrence of any one or more of the following events with respect to the Borrower, provided such event or events could reasonably be expected, in the judgment of the Bank, to subject the Borrower to any tax, penalty or liability (or any combination of the foregoing) which, in the aggregate, could have a material adverse effect on the financial condition of the Borrower with respect to a Plan:

(a) A reportable event shall occur with respect to a Plan which is, in the reasonable judgment of the Bank likely to result in the termination of such Plan for purposes of Title IV of ERISA.

(b) Any Plan termination (or commencement of proceedings to terminate a Plan) or the Borrower's full or partial withdrawal from a Plan.

9.12 OTHER BREACH UNDER AGREEMENT. The Borrower fails to meet the conditions of, or fails to perform any obligation under, any term of this Agreement not specifically referred to in this Article.

10. ENFORCING THIS AGREEMENT; MISCELLANEOUS

10.1 GAAP. Except as otherwise stated in this Agreement, all financial information provided to the Bank and all financial covenants will be made under generally accepted accounting principles, consistently applied.

10.2 CALIFORNIA LAW. This Agreement is governed by California law.

10.3 SUCCESSORS AND ASSIGNS. This Agreement is binding on the Borrower's and the Bank's successors and assignees. The Borrower agrees that it may not assign this Agreement without the Bank's prior consent.


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                                      -11-

10.4 ARBITRATION.

(a) This paragraph concerns the resolution of any controversies or claims between the Borrower and the Bank, including but not limited to those that arise from:

     (i) This Agreement (including any renewals, extensions or modifications of this Agreement);

     (ii) Any document, agreement or procedure related to or delivered in connection with this Agreement;

     (iii)  Any violation of this Agreement; or

     (iv) Any claims for damages resulting from any business conducted between the Borrower and the Bank, including claims for injury to persons, property or business interests (torts).

(b) At the request of the Borrower or the Bank, any such controversies or claims will be settled by arbitration in accordance with the United States Arbitration Act. The United States Arbitration Act will apply even though this Agreement provides that it is governed by California law.

(c) Arbitration proceedings will be administered by the American Arbitration Association and will be subject to its commercial rules of arbitration.

(d) For purposes of the application of the statute of limitations, the filing of an arbitration pursuant to this paragraph is the equivalent of the filing of a lawsuit, and any claim or controversy which may be arbitrated under this paragraph is subject to any applicable statute of limitations. The arbitrators will have the authority to decide whether any such claim or controversy is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis.

(e) If there is a dispute as to whether an issue is arbitrable, the arbitrators will have the authority to resolve any such dispute.

(f) The decision that results from an arbitration proceeding may be submitted to any authorized court of law to be confirmed and enforced.

(g) The procedure described above will not apply if the controversy or claim, at the time of the proposed submission to arbitration, arises from or relates to an obligation to the Bank secured by real property located in California. In this case, both the Borrower and the Bank must consent to submission of the claim or controversy to arbitration. If both parties do not consent to arbitration, the controversy or claim will be settled as follows:

     (i) The Borrower and the Bank will designate a referee (or a panel of referees) selected under the auspices of the American Arbitration Association in the same manner as arbitrators are selected in Association-sponsored proceedings;

     (ii) The designated referee (or the panel of referees) will be appointed by a court as provided in California Code of Civil Procedure Section 638 and the following related sections;

     (iii) The referee (or the presiding referee of the panel) will be an active attorney or a retired judge; and

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                                      -12-

     (iv) The award that results from the decision of the referee (or the panel) will be entered as a judgment in the court that appointed the referee, in accordance with the provisions of California Code of Civil Procedure Sections 644 and 645.

(h)  This provision does not limit the right of the Borrower or the Bank to:

     (i)    exercise self-help remedies such as setoff;

     (ii)   foreclose against or sell any real or personal property collateral;
            or

     (iii) act in a court of law, before, during or after the arbitration proceeding to obtain:

            (A)        an interim remedy; and/or

            (B)        additional or supplementary remedies.

(i) The pursuit of or a successful action for interim, additional or supplementary remedies, or the filing of a court action, does not constitute a waiver of the right of the Borrower or the Bank, including the suing party, to submit the controversy or claim to arbitration if the other party contests the lawsuit. However, if the controversy or claim arises from or relates to an obligation to the Bank which is secured by real property located in California at the time of the proposed submission to arbitration, this right is limited according to the provision above requiring the consent of both the Borrower and the Bank to seek resolution through arbitration.

(j) If the Bank forecloses against any real property securing this Agreement, the Bank has the option to exercise the power of sale under the deed of trust or mortgage, or to proceed by judicial foreclosure.

10.5 SEVERABILITY; WAIVERS. If any part of this Agreement is not enforceable, the rest of the Agreement may be enforced. The Bank retains all rights, even if it makes a loan after default. If the Bank waives a default, it may enforce a later default. Any consent or waiver under this Agreement must be in writing.

10.6 ADMINISTRATION COSTS. The Borrower shall pay the Bank for all reasonable costs incurred by the Bank in connection with administering this Agreement.

10.7 ATTORNEYS' FEES. The Borrower shall reimburse the Bank for any reasonable costs and attorneys' fees incurred by the Bank in connection with the enforcement or preservation of any rights or remedies under this Agreement and any other documents executed in connection with this Agreement, and including any amendment, waiver, "workout" or restructuring under this Agreement. In the event of a lawsuit or arbitration proceeding, the prevailing party is entitled to recover costs and reasonable attorneys' fees incurred in connection with the lawsuit or arbitration proceeding, as determined by the court or arbitrator. As used in this paragraph, "attorneys' fees" includes the allocated costs of in-house counsel.

10.8 ONE AGREEMENT. This Agreement and any related security or other agreements required by this Agreement, collectively:

(a) represent the sum of the understandings and agreements between the Bank and the Borrower concerning this credit; and

(b) replace any prior oral or written agreements between the Bank and the Borrower concerning this credit; and


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                                      -13-

(c) are intended by the Bank and the Borrower as the final, complete and exclusive statement of the terms agreed to by them.

In the event of any conflict between this Agreement and any other agreements required by this Agreement, this Agreement will prevail.

10.9 NOTICES. All notices required under this Agreement shall be personally delivered or sent by first class mail, postage prepaid, to the addresses on the signature page of this Agreement, or to such other addresses as the Bank and the Borrower may specify from time to time in writing.

10.10 HEADINGS. Article and paragraph headings are for reference only and shall not affect the interpretation or meaning of any provisions of this Agreement.

10.11 PRIOR AGREEMENT SUPERSEDED. This Agreement supersedes the Business Loan Agreement entered into as of July 1, 1993 between the Bank and the Borrower, and any credit outstanding thereunder shall be deemed to be outstanding under this Agreement.

This Agreement is executed as of the date stated at the top of the first page.



[LOGO]
BANK OF AMERICA

NATIONAL TRUST AND SAVINGS ASSOCIATION    COHU, INC.




    /S/  PAUL M. TUOMAINEN, JR.               /S/  CHARLES A. SCHWAN
    --------------------------------          ----------------------------------
   BY:   PAUL M. TUOMAINEN, JR.              BY:   CHARLES A. SCHWAN
TITLE:   VICE PRESIDENT                   TITLE:   VICE PRESIDENT-FINANCE


ADDRESS WHERE NOTICES TO THE BANK         ADDRESS WHERE NOTICES TO THE BORROWER
ARE TO BE SENT:                           ARE TO BE SENT:

450 B. St.                                5755 Kearny Villa Rd.
San Diego, CA  92101                      San Diego, CA  92123


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